UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Master Separation Agreement

On June 22, 2010, Vishay Intertechnology, Inc., a Delaware corporation (the “Company”), entered into a master separation and distribution agreement (the “Separation Agreement”) with Vishay Precision Group, Inc., a Delaware corporation (“VPG”), pursuant to which VPG will be legally and structurally separated from the Company. This separation will be accomplished through the distribution by the Company of all of the outstanding shares of VPG to the Company’s shareholders, as more particularly provided below (the “Spin-off”).

Under the terms of the Separation Agreement, (i) the Company and VPG will complete certain internal restructuring and capital allocation transactions; (ii) the Company and VPG will effect certain transfers of assets and assume certain liabilities such that substantially all of the assets and liabilities associated with the Company’s precision measurement and foil resistor businesses, including assets and equity interests of certain subsidiaries of the Company, will be transferred to and assumed by VPG; (iii) subject to certain exceptions, all agreements and commitments between VPG and the Company will terminate effective as of the date and time of the Spin-off; (iv) all intercompany accounts payable or accounts receivable for money borrowed and non-trade invoicing between the Company and VPG will be settled; (v) the Company will enter into an amended credit facility prior to the Spin-off so as to release certain VPG collateral from the existing credit facility; (vi) VPG will assume a portion of the exchangeable notes and warrants issued pursuant to agreements entered into by the Company on December 13, 2002, and the Company will issue amended exchangeable notes and warrants to reflect the portion of such instruments assumed by VPG; (vii) the Company will distribute all the issued and outstanding shares of (x) common stock, par value $0.10 per share, of VPG (the “VPG Common Stock”) as a pro rata dividend to its common stockholders and (y) Class B common stock, par value $0.10 per share, of VPG (the “VPG Class B Common Stock”) as a pro rata dividend to its Class B common stockholders; (viii) subject to certain exceptions, VPG and the Company will release each other and the other’s subsidiaries from all liabilities existing or alleged to exist on or before the Spin-off; (ix) effective as of the Spin-off, Dr. Lior Yahalomi and Mr. William Clancy will resign as directors of VPG; and (x) shortly following the Spin-off, VPG will prepare a calculation of its net cash as of the Spin-off, based on which either the Company or VPG will make a payment to the other to ensure that VPG’s net cash as of the Spin-off is as set forth in the Separation Agreement. The consummation of the Spin-off is subject to various conditions that must be satisfied or waived by the Company, including approval of the Spin-off by the board of directors of the Company, absence of legal restraints, receipt of any material consents and approvals, execution of certain identified ancillary agreements, and certain other conditions set forth in the Separation Agreement, many of which have already been satisfied. The Company has the sole and absolute discretion to determine the terms of, and whether to proceed with, the Spin-off and may terminate the Separation Agreement at any time prior to the Spin-off.

Employee Matters Agreement

In addition to, and concurrently with, the Separation Agreement, the Company and VPG entered into an Employee Matters Agreement (the “Employee Matters Agreement”). The Employee Matters Agreement provides for the transition of employee benefits arrangements and allocates responsibility for certain employee benefit matters on and after the Spin-off, including the treatment of existing welfare benefit plans, savings plans, equity-based plans and deferred compensation plans and VPG’s establishment of new plans.

Pursuant to the Employee Matters Agreement, prior to the Spin-off, to the extent not previously transferred, all employees of the Company that are expected to be employed primarily in VPG’s business will be transferred to VPG. Except as provided in the Employee Matters Agreement, the Company will retain all liabilities under the Company’s benefit plans, and VPG and the Company will reimburse each other for any liabilities satisfied or assumed by the other party that are the liabilities of the reimbursing party under the Employee Matter Agreement.

VPG has established or will establish retirement, pension, health and welfare plans similar to those maintained by the Company. Pursuant to the Employee Matters Agreement, the Company has caused or will cause the accounts and underlying assets and liabilities under the Company retirement and pension plans for our employees who were participating in these plans to be transferred to VPG’s corresponding plans, or rabbi trusts formed in connection with such plans, as applicable. VPG’s health and welfare plans waived and will waive preexisting condition and other limitations and exclusions, other than those that were in effect under the corresponding Company plan and will honor any deductibles, out-of-pocket maximums and co-payments incurred under the corresponding Company plan.

Under the Employee Matters Agreement, certain outstanding Company equity awards in the form of stock options, restricted stock units and phantom stock will be adjusted as a consequence of the Spin-off. These adjustments will be made in accordance with the formulas described in VPG’s information statement, filed as Exhibit 99.1 to VPG’s Form 10 Registration Statement, as amended, filed with the Securities and Exchange Commission on June 22, 2010 (the “Information Statement”). As described in greater detail in the Information Statement, VPG expects to replace or offer to replace outstanding Company equity awards held by its employees with similar awards issued pursuant to the Vishay Precision Group, Inc. 2010 Stock Incentive Program.

The foregoing descriptions of the Separation Agreement and Employee Matters Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and the Employee Matters Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Information

On June 22, 2010, the Company issued a press release confirming the timing and details of the spin-off of VPG. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Master Separation and Distribution Agreement, dated June 22, 2010, by and among Vishay Intertechnology, Inc. and Vishay Precision Group, Inc.

10.2	Employee Matters Agreement, dated June 22, 2010, by and among Vishay Intertechnology, Inc. and Vishay Precision Group, Inc.

99.1	Press release, dated June 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi
Name:	Dr. Lior E. Yahalomi
Title:	Executive Vice President and
Chief Financial Officer